UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 8, 2013

PEREGRINE INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-27511

Florida	65-0611007
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor	10005
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (212) 400-7198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Effective July 8, 2013, the Board of Directors of Peregrine Industries, Inc. (the "Company" or "Registrant") reports a change in control transaction as follows:
(i) GreenStone Industries Ltd., a public company listed on the Tel Aviv Stock Exchange and organized under the laws of Israel ("GreenStone") acquired control of the Registrant through the purchase of a total of 324,000 shares of the Company's common stock (the "Shares") from the Company's principal shareholders, Richard Rubin, Ivo Heiden and Thomas J. Craft, Jr., (the "Sellers");
(ii) The 324,000 Shares represented all of the Shares owned by the Sellers;
(iii) The change in control transaction was affected by the execution of three separate Private Stock Purchase Agreements between GreenStone, on the one hand, and each of the Sellers, on the other hand, as follows: Richard Rubin, the Company's CEO, CFO and director, sold 110,000 Shares for $30,000; Ivo Heiden, a director, sold 104,000 Shares for $30,000; and Thomas J. Craft, Jr., a shareholder sold 110,000 Shares for $30,000;
(iv) The 324,000 Shares sold by the Sellers to GreenStone represented 61.8% to the Company's issued and outstanding shares of common stock, the only voting shares of the Company and the only class of securities outstanding; and
(v) The cash consideration of $90,000 paid by GreenStone to the Sellers was funded from its working capital.

There has been no change in the Registrant's management as of the date of this report on Form 8-K although a change in management may be expected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
/s/ Richard Rubin
CEO and Chairman of the Board
Richard Rubin
Date: July 9, 2013